Exhibit 99.1

Media Contacts:
Robert G. Rouse, Executive Vice President and Chief Operating Officer
Jerome Kapelus, Senior Vice President, Strategy and Business Development
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2006 FOURTH QUARTER AND FULL YEAR

Melville, New York - September 20, 2006 - Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported record results for the fiscal year ended July 31, 2006. Net sales, operating profit, EBITDA, net income, diluted earnings per share and ending backlog for fiscal 2006 were at all-time highs.

Net sales for the fourth quarter of fiscal 2006 were $100.2 million compared to $98.3 million in the fourth quarter of fiscal 2005. Non-GAAP net income, which excludes stock option expense, was $12.9 million, or $0.48 per diluted share, for the three months ended July 31, 2006. GAAP net income was $11.8 million, or $0.45 per diluted share, for the three months ended July 31, 2006 compared to $11.0 million, or $0.42 per diluted share, for the three months ended July 31, 2005. No stock option expense was recorded for GAAP purposes prior to fiscal 2006.

Fiscal 2006 fourth quarter sales and gross profit were favorably impacted by $4.1 milion and $3.8 million, respectively, due to a gross profit adjustment to the MTS contract in our mobile data communications segment. The adjustment, as well as other adjustments affecting the full year results in both periods, is more fully described in our Form 10-K filed today.

Net sales for fiscal 2006 were $391.5 million compared to $307.9 million in fiscal 2005. Non-GAAP net income, excluding stock option expensing, was $49.6 million, or $1.86 per diluted share, for fiscal 2006. GAAP net income was $45.3 million, or $1.72 per diluted share, for fiscal 2006 compared to $36.7 million, or $1.42 per diluted share, for fiscal 2005.

GAAP net income for the fourth quarter and fiscal year ended July 31, 2006 includes $1.5 million and $5.7 million, respectively, of pre-tax compensation expense related to the adoption of Statement of Financial Accounting Standards No. 123(R) which requires the expensing of stock-based awards.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $20.3 million and $18.2 million for the three months ended July 31, 2006 and 2005, respectively. EBITDA was $78.3 million for fiscal 2006 versus $59.7 million for fiscal 2005. Cash flows from operating activities were $44.3 million for fiscal 2006 compared to $56.1 million in fiscal 2005.

Backlog as of July 31, 2006 was $186.0 million compared to $153.3 million as of July 31, 2005. Bookings for the quarter and fiscal year ended July 31, 2006 were $147.9 million and $424.2 million, respectively.

In commenting on the Company’s performance during the fourth quarter of fiscal 2006, Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp., said, “Our strong fourth quarter results solidified fiscal 2006 as our most successful year ever.”

Mr. Kornberg added, “Our businesses continue to perform well and we believe fiscal 2007 is well-positioned to be another record year for Comtech.”

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Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, September 21, 2006. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (877) 707-9628 (domestic) or (785) 832-1508 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-6083. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the future performance and financial condition of the Company, the plans and objectives of the Company’s management and the Company’s assumptions regarding such performance and plans that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company’s Securities and Exchange Commission filings identify many such risks and uncertainties, which include the following:

•	Our operating results are difficult to forecast and subject to volatility;
•	Our ability to maintain the level of our U.S. government business;
•	If we are unable to comply with U.S. government regulations, we could be disqualified as a supplier to the U.S. government;
•	Our dependence on international sales and international sales agents;
•	Our ability to keep pace with technological changes;
•	The impact of a domestic or foreign economic slow-down and reduction in telecommunications equipment and systems spending on the demand for our products, systems and services;
•	Our mobile data communications business is subject to unique risks;
•	Our backlog is subject to cancellation or modification;
•

Our dependence on component availability, subcontractor availability and their performance and key suppliers, including the core manufacturing expertise of our high-volume technology manufacturing center located in Tempe, Arizona;

•	Contract cost growth on our fixed price contracts and other contracts may not be recoverable;
•	The impact of adverse regulatory changes on our ability to sell products, systems and services;
•	Acquisitions and strategic investments may divert our resources and management attention;
•	We have investments in recorded goodwill as a result of prior acquisitions, which could become impaired;
•	The impact of losing key technical or management personnel;
•	We may not be able to continuously manage growth in our businesses;
•	The highly competitive nature of our markets;
•	Our ability to protect our proprietary technology;
•	Our operations being subject to environmental regulation;
•	Our fiscal 2004 Federal income tax return is currently under audit;
•	The impact of recently enacted and proposed changes in securities laws and regulations on our costs;
•	The impact of ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002;
•	The impact of recent changes to financial accounting standards related to stock option expensing on our reported results;
•	The impact of prevailing economic and political conditions on our businesses;

•	The impact of terrorist attacks and threats, and government responses thereto, and threats of war, on our businesses;
•	The inability to effectuate a change in control of the Company due to provisions in its certificate of incorporation and by-laws, stockholders’ rights plan and Delaware law;
•	Our inability to satisfy our debt obligations, including the convertible senior notes;
•	Our stock price is volatile; and
•	Our current intention not to declare or pay any cash dividends.

COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES Consolidated Statements of Operations

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2006	2005	2006	2005
Net sales	$100,206,000	98,293,000	391,511,000	307,890,000
Cost of sales	56,413,000	59,816,000	232,210,000	180,524,000

Gross profit	43,793,000	38,477,000	159,301,000	127,366,000

Expenses:
Selling, general and administrative	19,801,000	15,707,000	67,071,000	51,819,000
Research and development	6,942,000	5,980,000	25,834,000	21,155,000
Amortization of intangibles	669,000	594,000	2,465,000	2,328,000

	27,412,000	22,281,000	95,370,000	75,302,000

Operating income	16,381,000	16,196,000	63,931,000	52,064,000

Other expenses (income):
Interest expense	670,000	674,000	2,687,000	2,679,000
Interest income	(2,839,000)	(1,333,000)	(9,243,000)	(4,072,000)

Income before provision for income taxes	18,550,000	16,855,000	70,487,000	53,457,000

Provision for income taxes	6,771,000	5,830,000	25,218,000	16,802,000

Net income	$11,779,000	11,025,000	45,269,000	36,655,000

Net income per share:
Basic	$0.52	0.50	1.99	1.69

Diluted	$0.45	0.42	1.72	1.42

Weighted average number of common shares
outstanding - basic	22,830,000	22,176,000	22,753,000	21,673,000

Weighted average number of common and
common equivalent shares outstanding
assuming dilution - diluted	27,289,000	27,449,000	27,324,000	27,064,000

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Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2006	2005	2006	2005
Reconciliation of Non-GAAP Net Income,
Excluding Stock-based Compensation
Expense, To GAAP Net Income(1):

Non-GAAP net income, excluding stock-
based compensation expense	$12,912,000	11,025,000	49,638,000	36,655,000
Pre-tax stock-based compensation expense	(1,469,000)	—	(5,681,000)	—

Tax effect of stock-based compensation
expense	336,000	—	1,312,000	—

GAAP net income	$11,779,000	11,025,000	45,269,000	36,655,000

Reconciliation of Non-GAAP Diluted Earnings
Per Share, Excluding Stock-based
Compensation Expense, To GAAP Diluted
Earnings Per Share(1):

Non-GAAP diluted earnings per share,
excluding stock-based compensation	$0.48	0.42	1.86	1.42
Pre-tax stock-based compensation expense	(0.04)	—	(0.19)	—
Tax effect of stock-based compensation
expense	0.01	—	0.05	—

GAAP diluted earnings per share	$0.45	0.42	1.72	1.42

Reconciliation of GAAP Net Income to
EBITDA(2):
GAAP net income	$11,779,000	11,025,000	45,269,000	36,655,000
Income taxes	6,771,000	5,830,000	25,218,000	16,802,000
Net interest income	(2,169,000)	(659,000)	(6,556,000)	(1,393,000)
Amortization of stock-based compensation	1,469,000	—	5,681,000	—
Depreciation and amortization	2,443,000	2,034,000	8,707,000	7,643,000

EBITDA	$20,293,000	18,230,000	78,319,000	59,707,000

(1)

Non-GAAP net income is used by management in assessing the Company’s operating results. The Company believes that investors and analysts may use non-GAAP measures that exclude stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)

Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

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COMTECH TELECOMMUNICATIONS CORP. AND SUBSIDIARIES Consolidated Balance Sheets

	July 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$251,587,000	214,413,000
Restricted cash	1,003,000	1,034,000
Accounts receivable, net	70,047,000	56,052,000
Inventories, net	61,043,000	45,103,000
Prepaid expenses and other current assets	7,178,000	4,387,000
Deferred tax asset - current	7,591,000	8,092,000

Total current assets	398,449,000	329,081,000

Property, plant and equipment, net	24,732,000	18,683,000
Goodwill	22,244,000	22,244,000
Intangibles with finite lives, net	6,855,000	9,123,000
Deferred financing costs, net	2,449,000	2,995,000
Other assets, net	537,000	277,000

Total assets	$455,266,000	382,403,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,337,000	23,577,000
Accrued expenses and other current liabilities	41,230,000	34,497,000
Customer advances and deposits	3,544,000	5,282,000
Deferred service revenue	9,896,000	8,210,000
Current installments of other obligations	154,000	235,000
Interest payable	1,050,000	1,050,000
Income taxes payable	5,252,000	1,540,000

Total current liabilities	89,463,000	74,391,000

Convertible senior notes	105,000,000	105,000,000
Other obligations, less current installments	243,000	396,000
Deferred tax liability - non-current	6,318,000	5,987,000

Total liabilities	201,024,000	185,774,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized
and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares and 30,000,000 shares at July 31, 2006 and July 31, 2005, respectively; issued 23,052,593 shares and 22,781,678 shares at
July 31, 2006 and 2005, respectively	2,305,000	2,278,000
Additional paid-in capital	139,487,000	127,170,000
Retained earnings	112,635,000	67,366,000

	254,427,000	196,814,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)

Total stockholders’ equity	254,242,000	196,629,000

Total liabilities and stockholders’ equity	$455,266,000	382,403,000

ECMTL ###